UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	561-998-2440

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2019 Bright Mountain Media, Inc., a Florida corporation (“Bright Mountain Media”), and its to-be-formed wholly-owned subsidiary BMTM2, a Florida corporation (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Inform, Inc., a Delaware corporation (“Inform”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Inform will merge with and into the Merger Sub with the Merger Sub as the surviving entity (the “Merger”). Upon consummation of the Merger, the Merger Sub will continue as a wholly-owned subsidiary of Bright Mountain Media and the Merger Sub will continue the operations of Inform pre-closing.

Based in Atlanta, Georgia, Inform provides data-driven technology solutions for the syndication and monetization of contextually relevant, personalized premium video content. Inform seeks to solve the industry’s supply challenge for premium video by creating new video streams and impression opportunities across the most desirable online publishing destinations in the United States. Inform has aggregated a digital audience which provides ad buyers with near certainty in reaching target demographics.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”) Bright Mountain will issue up to an aggregate of 25,000,000 shares of its common stock (the “Total Consideration Shares”) and warrants to purchase up to 5,000,000 shares of Bright Mountain common stock as follows:

●	each share of Inform’s outstanding Series A1 Preferred Stock and common stock, other than shares to which holders shall have exercised dissenter’s rights in accordance with Delaware law, shall be cancelled and extinguished and converted into the right to receive shares of Bright Mountain’s common stock based upon a paid-in capital basis, and subject to a $2.27 conversion price of our common stock. For every $2.27 of paid in capital by an Inform stockholder, the Inform stockholder will receive one share of Bright Mountain common stock;

●	all Inform warrants outstanding at the Effective Time will terminate and be cancelled unless exercised prior to the Effective Time;

●	the principal amount of outstanding convertible notes of Inform will be converted into shares of Bright Mountain’s common stock at a conversion price of $2.27 per share; and

●	outstanding promissory notes due by Inform will convert as follows:

●	bridge notes in the current principal amount of $776,000 will convert into shares of Bright Mountain’s common stock at a conversion price of $0.50 per share, with one common stock warrant exercisable at $0.75 per share and one common stock warrant exercisable at $1.00 per share issued for each conversion share. The premium of the bridge notes will be converted into shares of Bright Mountain’s common stock at a conversion price of $2.27 per share, and all accrued but unpaid interest will be forgiven by the noteholders;

●	a $1,400,000 principal amount note due by Inform to a third party will be converted;

●	an additional $300,000 note due by Inform to a third party will be converted;

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●	an additional note in the principal amount of $366,844 will be converted into shares of Bright Mountain’s common stock at a conversion price of $2.27 per share and all accrued but unpaid interest will be forgiven by the noteholder;

●	the open line of credit of approximately $660,000 due Mr. Greg Peters, Inform’s Chief Executive Officer, will be converted into shares of Bright Mountain’s common stock at a conversion price of $0.50 per share, with one common stock warrant exercisable at $0.75 per share and one common stock warrant exercisable at $1.00 per share issued for each conversion share; and

●	the SAFE Investment, which represents $469,413 in capital prepaid by investors to Inform in 2018 for shares of Preferred A2 stock that was never issued, will be converted into shares of Bright Mountain common stock at a conversion price of $2.27 per share.

The Total Consideration Shares will be subject to lock up restrictions on resale as determined by Bright Mountain.

The Merger Agreement contains customary representations and warranties from each party to the agreement, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Inform’s business during the interim period between the execution of the Merger Agreement and the closing of the Merger, (2) mutual continued access to information regarding the other entity’s operations, and (3) Bright Mountain’s and Inform’s obligations to use their reasonable best efforts to take all steps necessary to consummate the Merger.

In addition to customary conditions to closing, the completion of the Merger is subject to:

●	Bright Mountain will have entered into mutually satisfactory employment arrangements and non-compete agreements with certain executive officers and employees of Inform;

●	Bright Mountain shall have receive any necessary approvals of self-regulatory organizations;

●	Bright Mountain shall have concluded a private financing of at least $3,000,000 through sales of units of its securities at $0.50 per unit, with each unit consisting of one share of common stock, one common stock warrant exercisable at $0.75 per share and one common stock warrant exercisable at $1.00 per share, to current Inform stockholders and other third parties, with 90% of the proceeds loaned to Inform under bridge notes;

●	Bright Mountain shall have concluded a second private financing of approximately $4,000,000 with a broker-dealer upon the same terms and conditions, with all proceeds retained by Bright Mountain;

●	Inform shall have no short term or long term debt other than accounts receivables or other current liabilities not to exceed $8,500,000;

●	each of the agreements to be identified on Schedule 7.2(m) of the Merger Agreement are terminated;

●	the Board of Directors and stockholders of Inform shall have approved the Merger;

●	the holders of promissory notes and convertible notes due by Inform shall have converted those notes; and

●	dissenter’s rights shall not have been exercised by more than 2% of Inform’s stockholders.

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In the event Inform fails to deliver audited financial statements for the years ended December 31, 2018 and 2017 and unaudited financials statements for the three months ended March 31, 2019 and 2018 at or prior to closing, 10% of the Total Consideration Shares will be deposited into escrow pending delivery of such financial statements.

The Merger Agreement may be terminated:

●	by either party upon notice if a court of competent jurisdiction or other government authority issues a final judgment or takes any action having the effect of permanently restraining or prohibiting the Merger;

●	by either party upon notice if the Merger has not been consummated by August 30, 2019, subject to extension to September 30, 2019;

●	by either party upon a breach by the other party of any representation, warranty or covenant in the Merger Agreement, subject to certain cure periods; or

●	by Bright Mountain upon the occurrence of any event which would have a Material Adverse Effect (as that term is defined in the Merger Agreement) on Inform.

The Merger Agreement contains mutual indemnification provisions, and requires either Inform (pre-closing) or Bright Mountain (post-closing) to purchase $2,000,000 in director and officer “tail” coverage for Inform’s existing directors and officers for a period of six years from the closing date.

The foregoing description of the Merger, the Merger Agreement and the related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this report.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date Filed	Number	Herewith
2.1	Agreement and Plan of Merger dated June 10, 2019 2018 by and among Bright Mountain Media, Inc., BMTM2 and Inform Inc. f/k/a News Distribution Network				Filed

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019	Bright Mountain Media, Inc.

	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer

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